As filed with the Securities and Exchange Commission on February 22, 2008

                                                  Registration No. 333-115416
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                         SunCom Wireless Holdings, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                                       23-2974475
(State or other jurisdiction of                (I.R.S. Employer Identification
      of incorporation)                                         No.


                                1100 Cassatt Road
                           Berwyn, Pennsylvania 19312
                    (Address of principal executive offices)

                                 (610) 651-5900
              (Registrant's telephone number, including area code)

                       Directors' Stock and Incentive Plan



                                  Eric Haskell
                         SunCom Wireless Holdings, Inc.
              Executive Vice President and Chief Financial Officer
                                1100 Cassatt Road
                           Berwyn, Pennsylvania 19312
                                 (610) 651-5900
 (Name, address, including zip code, and telephone number, including area code of agent for service)


                                 With a copy to:

                                 Thomas D. Twedt

                                 Dow Lohnes PLLC
                          1200 New Hampshire Avenue, NW
                             Washington, D.C. 20036
                                 (202) 776-2000

                           TERMINATION OF REGISTRATION

    This post-effective amendment deregisters all shares of our Class A common stock, par value $0.01 per share, registered for issuance under the Form S-8 registration statement (File No. 333-115416) (the "Registration Statement") that remain unissued. The Registration Statement related to the shares of Class A Common Stock issuable to eligible employees pursuant to our Directors' Stock and Incentive Plan.

                                    SIGNATURE

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Berwyn, Commonwealth of Pennsylvania on this 22nd day of February, 2008.


                                    SUNCOM WIRELESS HOLDINGS, INC.


                                    By: /s/ Michael E. Kalogris
                                        ----------------------------------
                                        Michael E. Kalogris
                                        Chief Executive Officer
                                        (principal executive officer)


         Pursuant to the requirements of the Securities Act, this Registration Statement is to be signed by the following persons in the capacities and on the dates indicated.


              Signature                                         Capacity                                    Date

        /s/ Michael E. Kalogris                   Chairman and Chief Executive Officer                February 22, 2008
------------------------------------
            Michael E. Kalogris

        /s/ Eric Haskell                  Executive Vice President and Chief Financial Officer        February 22, 2008
------------------------------------                    (principal finaicial officer)
            Eric Haskell

         /s/ Harry Roessner                          Vice President and Controller                    February 22, 2008
------------------------------------                     (principal accounting officer)
             Harry Roessner

        /s/ Scott I. Anderson                                  Director                              February 22, 2008
------------------------------------
            Scott I. Anderson

        /s/ Niles K. Chura                                     Director                              February 22, 2008
------------------------------------
            Niles K. Chura

        /s/ Pat Daughtery                                      Director                              February 22, 2008
------------------------------------
            Pat Daughtery

        /s/ Jerry V. Elliott                                   Director                              February 22, 2008
------------------------------------
            Jerry V. Elliott

        /s/ Edward Evans                                       Director                              February 22, 2008
------------------------------------
            Edward Evans

        /s/ Gustavo A. Prilick                                 Director                              February 22, 2008
------------------------------------
            Gustavo A. Prilick

        /s/ Karim Samii                                        Director                              February 22, 2008
------------------------------------
            Karim Samii

        /s/ Joe Thornton                                       Director                              February 22, 2008
------------------------------------
            Joe Thornton

        /s/ James Volk                                         Director                              February 22, 2008
------------------------------------
            James Volk
